Exhibit 10.1

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

MANAGEMENT COMPENSATION PLAN, AS AMENDED

1. PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

The purposes of the Management Compensation Plan, As Amended, (the “Plan”) of Primus Telecommunications Group, Incorporated (the “Company”) are to attract, motivate and retain (a) employees of the Company, any Subsidiary or any Affiliate, (b) independent contractors who provide significant services to the Company, any Subsidiary or Affiliate and (c) non-employee directors of the Company, any Subsidiary or any Affiliate. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interest with those of the Company’s stockholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code. Pursuant to the Plan described herein, there may be granted stock options (including “incentive stock options” and “non-qualified stock options”), and other stock based awards, including but not limited to restricted stock, restricted stock units, dividend equivalents, performance units, stock appreciation rights and other long-term stock-based or cash-based Awards; excluding, however, reload or other automatic Awards made upon exercise of Options, which Awards shall not be granted under the Plan. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder.

2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock or Other Stock-Based Awards or Other Cash-Based Awards.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” shall have the meaning set forth in the Grantee’s employment or other agreement with the Company, any Subsidiary or any Affiliate, provided that if the Grantee is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall mean (i) the willful and continued failure of the Grantee to perform substantially the Grantee’s duties with the Company or any Subsidiary or Affiliate (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Grantee by the employing Company, Subsidiary or Affiliate that specifically identifies the alleged manner in which the Grantee has not substantially performed the Grantee’s duties, (ii) the Grantee shall have been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony, or (iii) the Grantee shall have committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any Subsidiary or Affiliate. For purposes of this provision, no act or failure to act, on the part of the Grantee, shall be considered “willful” unless it is done, or omitted to be done, by the Grantee in bad faith or without reasonable belief that the Grantee’s action or omission was in the best interests of the Company, any Subsidiary or any Affiliate.

(g) “Change of Control” shall have the meaning set forth in Section 7(b) hereof.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i) “Committee” means the committee established by the Board to administer the Plan. The Committee shall consist of not less than two directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee shall be comprised solely of directors who are (a) “non-employee directors” under Rule 16b-3 of the Exchange Act and (b) “outside directors” under Section 162(m) of the Code, provided, that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 2(i) or otherwise provided in any charter of the Committee.

(j) “Company” means Primus Telecommunications Group, Incorporated, a corporation organized under the laws of the State of Delaware, or any successor corporation.

(k) “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(l) “Disability” means that a Grantee (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company or an Affiliate of the Company.

(m) “Effective Date” means the date on which the Joint Plan of Reorganization of the Company and its Affiliate Debtors becomes effective.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(o) “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise set forth in an applicable Award Agreement or otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean, (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, on such date, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market on such date, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine in good faith using a reasonable method in accordance with Section 409A of the Code.

(p) “Good Reason” shall have the meaning set forth in the Grantee’s employment or other agreement with the Company, any Subsidiary or any Affiliate, provided that if the Grantee is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Good Reason, then Good Reason shall mean, the occurrence, on or after the date of a Change of Control and without the affected Grantee’s written consent, of (i) a material diminution in the Grantee’s base compensation, (ii) the assignment to the Grantee of duties in the aggregate that are materially inconsistent with the Grantee’s level of responsibility immediately prior to the date of the Change of Control or any material diminution in the Grantee’s authority, duties, or responsibilities, or (iii) the relocation of the Grantee’s principal place of employment to a location more than fifty (50) miles from the Grantee’s principal place of employment immediately prior to the date of the Change of Control, provided, however, that such relocation also requires a material adverse change in the Grantee’s commute. Notwithstanding the foregoing, the Grantee shall not have Good Reason unless (x) within a period not to exceed 90 days following the initial existence of the condition or event giving rise to Good Reason, the Grantee provides notice to the Company of such condition or event, and (y) upon receipt of such notice by the Grantee, the Company is given at least 30 days to remedy the condition.

(q) “Grantee” means a person who, as an employee of or independent contractor or non-employee director with respect to the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

(r) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(s) “NQSO” means any Option that is designated as a nonqualified stock option.

(t) “Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(u) “Other Cash-Based Award” means an Award granted to a Grantee under Section 6(b)(iii) hereof, including (i) cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan or (ii) an Award that can be paid in cash or Stock and is paid in cash.

(v) “Other Stock-Based Award” means an Award granted to a Grantee pursuant to Section 6(b)(iii) hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock including but not limited to performance units, stock appreciation rights (payable in shares), restricted stock units or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan.

(w) “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; (xix) any combination of, or a specified increase in, any of the foregoing; and (xx) solely with respect to Awards that are granted to individuals other than Covered Employees, such other criteria as may be determined by the Committee in its sole discretion. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(x) “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any Subsidiary corporation, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary corporation, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(y) “Plan” means this Primus Telecommunications Group, Incorporated Management Compensation Plan, as amended from time to time.

(z) “Plan Year” means a calendar year.

(aa) “Restricted Stock” means a share of Stock that is subject to restrictions set forth in the Plan or any Award Agreement.

(bb) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(cc) “Stock” means shares of common stock, par value $0.001 per share, of the Company.

(dd) “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3. ADMINISTRATION.

(a) At the discretion of the Board, the Plan shall be administered either (i) by the Board or (ii) by the Committee. In the event the Board is the administrator of the Plan, references herein to the Committee shall be deemed to include the Board. The Board may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting. The Board or the Committee may appoint and delegate to another committee (“Management Committee”) any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company at the time any such delegated authority is exercised. With respect to Awards that are intended to meet the performance-based compensation exception of Section 162(m) of the Code and that are made to a Grantee who is or is reasonably expected to be a Covered Employee, such delegation shall not include any authority, which if exercised by the Management Committee rather than by the Committee, would cause the Grantee’s Award to fail to meet such exception.

(b) Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to grant Awards, to determine the persons to whom and the time or times at which Awards shall be granted, to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, accelerated, exchanged, or surrendered; to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Except in connection with any extraordinary dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event (each, a “Corporate Transaction”) subject to Section 5(d), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or stock appreciation rights to reduce the exercise price of such outstanding Options or stock appreciation rights; (b) cancel outstanding Options or stock appreciation rights in exchange for Options or stock appreciation rights with an exercise price that is less than the exercise price of the original Options or stock appreciation rights; or (c) cancel outstanding Options or stock appreciation rights with an exercise price below the current stock price in exchange for cash or other securities. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made with respect to the Plan or any Award.

4. ELIGIBILITY.

(a) Awards may be granted to officers, independent contractors, employees and non-employee directors of the Company or of any of its Subsidiaries and Affiliates; provided, however, that Options shall be granted only to officers, independent contractors, employees and non-employee directors of the Company or any of its Subsidiaries; and provided, further, that ISOs shall be granted only to employees (including officers and directors who are also employees) of the Company or any of its Subsidiaries.

(b) No ISO shall be granted to any employee of the Company or any of its Subsidiaries if such employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a Subsidiary, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

5. STOCK SUBJECT TO THE PLAN; AWARD LIMITS; SHARE COUNTING.

(a) The maximum number of shares of Stock reserved for the grant of Stock or settlement in Stock of Awards under the Plan (the “Share Limit”) shall be 2,000,000 and shall be subject to adjustment as provided herein.

(b) The aggregate Awards granted during any fiscal year to any single individual who is likely to be a Covered Employee shall not exceed (i) 600,000 shares subject to Options or stock appreciation rights, (ii) 400,000 shares subject to Restricted Stock or Other Stock-Based Awards (other than stock appreciation rights), (iii) $2 million for an Other Cash-Based Award with a single year payout feature, and (iv) $5 million for an Other Cash-Based Award with a multi-year payout feature. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Shares paid pursuant to any Award may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

(c) If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of Stock with respect to such Award, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, shall not count against the Share Limit and shall again be available for subsequent Awards under the Plan. In addition, shares of Stock that are exchanged by a Grantee or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares of Stock exchanged by a Grantee or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, shall not count against the Share Limit and shall again be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards (including an Other Cash-Based Award that is granted with another Award) and the issuance of Stock upon exercise of such Award, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and such number of shares so issued shall count against the Share Limit and shall no longer be available for subsequent Awards under the Plan; however, to the extent such a tandem award is paid in cash, the cancellation of the Award upon payment of cash shall not count against the Share Limit and the Stock that was the subject of such tandem award shall be available for subsequent Awards under the Plan.

(d) Except as provided in an Award Agreement or as otherwise provided in the Plan, in the event that the Committee shall determine that any Corporate Transaction affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards or the total number of Awards issuable under the Plan, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, (iv) the Performance Goals and (v) the individual limitations applicable to Awards; provided that, with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

6. SPECIFIC TERMS OF AWARDS.

(a) General. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis.

(b) Awards. The Committee is authorized to grant to Grantees the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

(i) Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A) Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of an Option per share of Stock be less than the Fair Market Value of a share of Stock as of the date of grant of such Option. The purchase price of Stock as to which an Option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, in shares of Stock, valued at the Fair Market Value on the date of exercise (including shares of Stock that otherwise would be distributed to the Grantee upon exercise of the Option), or if there were no sales on such date, on the next preceding day on which there were sales or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding Awards under the Plan, or the Committee may permit such payment of exercise price by any other method it deems satisfactory in its discretion. In addition, subject to applicable law and pursuant to procedures approved by the Committee, payment of the exercise price may be made through the sale of Stock acquired on exercise of the Option, valued at Fair Market Value on the date of exercise, sufficient to pay for such Stock (together with, if requested by the Company, the amount of federal, state or local withholding taxes payable by Grantee by reason of such exercise). Any amount necessary to satisfy applicable federal, state or local tax withholding requirements shall be paid promptly upon notification of the amount due. The Committee may permit such amount of tax withholding to be paid in shares of Stock previously owned by the employee, or a portion of the shares of Stock that otherwise would be distributed to such employee upon exercise of the Option, or a combination of cash and shares of such Stock.

(C) Term and Exercisability of Options. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent. No partial exercise may be made for less than one hundred (100) full shares of Stock.

(D) Termination of Employment. Unless otherwise provided in the applicable Award Agreement or employment or other agreement, or unless otherwise determined by the Committee:

(I) Except as set forth herein or in subsections II, III, IV or V below, an Option may not be exercised unless the Grantee is then in the employ of, maintains an independent contractor relationship with, or is a director of, the Company or a Subsidiary (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option.

(II) If the Grantee’s employment or service terminates because of the Grantee’s death or Disability, the portions of outstanding Options granted to such Grantee that are exercisable as of the date of such termination of employment or service shall remain exercisable until the earlier of (i) one year following the date of the Grantee’s death or Disability and (ii) the expiration of the term of the Option and shall thereafter terminate. All additional portions of outstanding Options granted to such Grantee which are not exercisable as of the date of such termination of employment or service, shall terminate upon the date of such termination of employment or service.

(III) If the Grantee’s employment or service terminates upon the Grantee’s retirement on or after the Grantee’s normal retirement date under any Company or Subsidiary qualified retirement plan, the portions of outstanding Options granted to such Grantee that are exercisable as of the date of such termination of employment or service shall remain exercisable until the earlier of (i) eighteen (18) months following the date of such termination of employment or service and (ii) expiration of the term of the Option and shall thereafter terminate. All additional portions of outstanding Options granted to such Grantee which are not exercisable as of the date of such termination of employment or service, shall terminate upon the date of such termination of employment or service.

(IV) If the Grantee’s employment or service is terminated for Cause, all vested and unvested outstanding Options granted to such Grantee shall terminate on the date of the Grantee’s termination of employment or service.

(V) If the Grantee’s employment or service with the Company and its Subsidiaries terminates (including by reason of the Subsidiary which employs the Grantee ceasing to be a Subsidiary of the Company) other than as described in subsections (II), (III) and (IV) above, the portions of outstanding Options granted to such Grantee that are exercisable as of the date of such termination of employment or service shall remain exercisable until the earlier of (i) 90 days following the date of such termination of employment or service and (ii) the expiration of the term of the Option and shall thereafter terminate. All additional portions of outstanding Options granted to such Grantee which are not exercisable as of the date of such termination of employment or service, shall terminate upon the date of such termination of employment or service.

(E) Non-Employee Director’s Grants. Unless otherwise provided by the Committee, immediately following each annual meeting of Company stockholders during the term of the Plan, each non-employee director serving as such shall be granted (I) a NQSO to purchase 10,000 shares of Stock with an exercise price per share equal to the Fair Market Value of a share of Stock on the date of grant and (II) 5,000 restricted stock units (collectively, the “Annual Director Award”). Each such Option shall vest and become exercisable ratably in three installments commencing on the date of grant such that 100% of the Option shall be vested and exercisable on the second anniversary of the grant date (subject to continued service as a director through each such vesting date). Each such restricted stock unit shall vest in two equal installments on the first and second anniversary of the grant date (subject to continued service as a director through each such vesting date). In the event a non-employee director is first elected to the Board by the Board, and not at an annual meeting of stockholders, the Committee shall grant to such newly elected director, as of the date of election, a pro rata Annual Director Award for the estimated service period until the next annual meeting of stockholders. For example, the Committee would grant 5,000 non-qualified stock options and 2,500 restricted stock units as a pro rata Annual Director Award to a non-employee director who is first elected six months in advance of the next annual meeting of stockholders. Other terms and conditions of the grants shall be established by the Committee pursuant to Section 3 of the Plan and set forth in such non-employee director’s Award Agreement.

(F) Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of, or provisions for recovery of, the shares acquired upon exercise of such Options (or proceeds of sale thereof), as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii) Restricted Stock.

(A) The Committee may grant Awards of Restricted Stock, alone or in tandem with other Awards under the Plan, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Award Agreement (provided that any such Award is subject to the vesting requirements described herein). The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary or Affiliate, upon the attainment of specified Performance Goals, and/or upon such other criteria as the Committee may determine in its sole discretion. Notwithstanding the foregoing, Restricted Stock and restricted stock units granted after stockholder approval of the Plan, as amended, that vest solely by the passage of time shall not vest in full in less than three (3) years from the grant date (but may vest pro-rata during such period on a daily, monthly, annual or other basis), and Restricted Stock and restricted stock units that vest upon achievement of performance goals shall not vest in full in less than one (1) year from the grant date; provided, that (i) up to ten percent (10%) of the maximum number of new shares of Stock available for issuance after stockholder approval of the Plan, as amended, may be issued without being subject to the foregoing restrictions, and (ii) any dividends or dividend equivalent rights, or other distributions, issued in connection with any Award granted after stockholder approval of the Plan, as amended, under the Plan shall not be subject to or counted for either such restrictions or such ten percent (10%) share issuance limit. The foregoing ten percent (10%) share issuance limit shall be subject to adjustment consistent with the adjustment provisions of Section 5(d) and the share usage rules of Section 5(c).

(B) The Committee shall determine the price, which, to the extent required by law, shall not be less than par value of the Stock, to be paid by the Grantee for each share of Restricted Stock or unrestricted stock or stock units subject to the Award. Each Award Agreement with respect to such Award shall set forth the amount (if any) to be paid by the Grantee with respect to such Award and when and under what circumstances such payment is required to be made.

(C) The Committee may, upon such terms and conditions as the Committee determines, provide that a certificate or certificates representing the shares underlying a Restricted Stock Award shall be registered in the Grantee’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Award Agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the Grantee until such shares become vested or are forfeited. Except as provided in the applicable Award Agreement, no shares of Stock underlying a Restricted Stock Award may be assigned, transferred, or otherwise encumbered or disposed of by the Grantee until such shares of Stock have vested in accordance with the terms of such Award.

(D) If and to the extent that the applicable Award Agreement may so provide, a Grantee shall have the right to vote and receive dividends on Restricted Stock granted under the Plan. Unless otherwise provided in the applicable Award Agreement, any Stock received as a dividend on or in connection with a stock split of the shares of Stock underlying a Restricted Stock Award shall be subject to the same restrictions as the shares of Stock underlying such Restricted Stock Award.

(E) Upon termination of employment with or service to the Company or any Affiliate or Subsidiary of the Company (including by reason of such Subsidiary or Affiliate ceasing to be a Subsidiary or Affiliate of the Company), during the applicable restriction period, unvested Restricted Stock shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Other Stock-Based Awards or Other Cash-Based Awards.

(A) The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including the Performance Goals and performance periods. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under Section 6(b)(iii) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action.

(B) Payments earned in respect of any Other Cash-Based Award may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. Notwithstanding the foregoing, any Awards may be adjusted in accordance with Section 5(d) hereof.

7. CHANGE OF CONTROL PROVISIONS.

(a) To the extent determined by the Committee in its sole discretion (either as evidenced in an applicable Award Agreement, employment agreement or otherwise), if a Grantee’s employment or service is terminated by the Company without Cause or by the Grantee for Good Reason, in each case within twenty-four (24) months following a Change of Control:

(i) any Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable and all outstanding Awards shall remain exercisable for one (1) year following such date of termination of employment or service but in no event beyond the original term of the Award and shall thereafter terminate; and

(ii) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any Award other than an Award described in (i) granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be achieved at the higher of (x) the target level for the applicable performance period or (y) the level of achievement of such performance conditions for the most recently concluded performance period.

Notwithstanding the foregoing, the Committee shall have the discretion to:

(x) accelerate the vesting or payment of any Award effective immediately upon the occurrence of a Change of Control, or

(y) convert the vesting of performance-based Awards to a time-based vesting schedule as deemed appropriate by the Committee, in each case, only to the extent that such action would not cause any Award to result in deferred compensation that is subject to the additional 20% tax under Section 409A of the Code.

(b) A “Change of Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of December 14, 2010, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors as of December 14, 2010 or whose appointment, election or nomination for election was previously so approved or recommended by such directors; or

(iii) there is consummated a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of liquidation or dissolution of the Company or there is consummated an agreement for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. In addition, for each Award subject to Section 409A of the Code, a “Change of Control” shall be deemed to have occurred under this Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

8. GENERAL PROVISIONS.

(a) Nontransferability, Deferrals and Settlements. Unless otherwise determined by the Committee or provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(b) No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Agreement, promissory note or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or service.

(c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property with a Fair Market Value not in excess of the minimum amount required to be withheld and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations.

(d) Amendment and Termination. The Plan shall take effect on the Effective Date. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Grantee under any Award theretofore granted without such Grantee’s consent, or that without the approval of the stockholders (as described below) would, except as provided in Section 5, increase the total number of shares of Stock reserved for the purpose of the Plan. In addition, stockholder approval shall be required with respect to any amendment that materially increases benefits provided under the Plan or materially alters the eligibility provisions of the Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its Effective Date. No Awards shall be granted under the Plan after such termination date.

(e) No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(f) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general unsecured creditor of the Company.

(g) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(i) Section 409A Compliance. The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Grantee shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment shall be due to the Grantee under the Plan or any Award Agreement until the Grantee would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards are payable upon a separation from service and such payment would result in the imposition of any individual excise tax and late interest charges imposed under Section 409A of the Code, the settlement and payment of such awards shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier).

(j) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.